Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES RECORD SECOND-QUARTER 2020 FINANCIAL RESULTS

Santa Monica, CA – August 4, 2020 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced record second-quarter 2020 results.

“Our mission to connect and engage the world through epic entertainment has never been more meaningful,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “Our 400 million players continue to experience fun, joy and accomplishment through our games. Our record engagement resulted in greater revenue and earnings per share than previously forecast. While economic uncertainty could have an impact on our near-term results, the initiatives that drove our growth for the first half of the year should also provide the foundation for long-term growth.”

Financial Metrics

	Q2
(in millions, except EPS)	2020	Prior Outlook*	2019
GAAP Net Revenues	$1,932	$1,690	$1,396
Impact of GAAP deferralsA	$146	$(15)	$(189)

GAAP EPS	$0.75	$0.54	$0.43
Non-GAAP EPS	$0.81	$0.64	$0.53
Impact of GAAP deferralsA	$0.16	$0.01	$(0.15)

* Prior outlook was provided by the company on May 5, 2020 in its earnings release.

For the quarter ended June 30, 2020, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.93 billion, as compared with $1.40 billion for the second quarter of 2019. GAAP net revenues from digital channels were $1.59 billion, as compared with $1.09 billion for the second quarter of 2019. GAAP operating margin was 39%. GAAP earnings per diluted share were $0.75, as compared with $0.43 for the second quarter of 2019.

For the quarter ended June 30, 2020, on a non-GAAP basis, Activision Blizzard’s operating margin was 42% and earnings per diluted share were $0.81, as compared with $0.53 for the second quarter of 2019.

For the quarter ended June 30, 2020, operating cash flow was $768 million. For the trailing twelve-month period, operating cash flow was $2.14 billion.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

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Activision Blizzard Announces Q2 2020 Financial Results

Operating Metrics

For the quarter ended June 30, 2020, Activision Blizzard’s net bookingsB were $2.08 billion, as compared with $1.21 billion for the second quarter of 2019. Net bookingsB from digital channels were $1.82 billion, as compared with $1.01 billion for the second quarter of 2019. In-game net bookingsC were $1.37 billion, as compared with $778 million for the second quarter of 2019.

For the quarter ended June 30, 2020, overall Activision Blizzard Monthly Active Users (MAUs)D were 428 million.

Selected Business Highlights

Activision Blizzard exceeded its second quarter outlook. Strong execution against our three strategic growth drivers of expanding audience reach, engagement and player investment enabled us to serve fantastic experiences to an enlarged gaming audience, against a backdrop of demand tailwinds from shelter-at-home. Each of our key franchises delivered better-than-expected results, with growth led by the Call of Duty® franchise following the launch of WarzoneTM. The increased investment and successful initiatives that fueled the strong second quarter results position us to continue delighting our global communities, and to deliver sustained greater financial performance.

Activision

•	Activision had 125 million MAUsD in the second quarter.
•	Call of Duty: Warzone has reached over 75 million players to date. In the first full quarter since Warzone launched, hours played in the Modern Warfare® universe increased eight-fold year-over-year, driven by both existing and new players.
•	Modern Warfare added more players outside of a launch quarter to the premium Call of Duty experience than ever before, with the majority coming through upgrades from Warzone. On PC, life-to-date consumption for Modern Warfare is more than double that of the prior title.
•	Call of Duty in-game net bookingsC more than doubled quarter-over-quarter and were around five times higher than the year-ago quarter, reaching a new quarterly record.
•	Call of Duty Mobile saw strong sequential growth in engagement and player investment, benefiting from both shelter-in-place tailwinds and the team’s ongoing work to further optimize gameplay, monthly seasonal content and the in-game economy. The game climbed the top-grossing charts in US app stores[1], with each of the three seasons in Q2 generating more net bookingsB per day than the prior.

Blizzard

•	Blizzard had 32 million MAUsD in the second quarter.
•	World of Warcraft® reach and engagement once again increased sequentially, as shelter-at-home conditions further boosted the franchise’s strong trajectory. The Shadowlands expansion saw an enthusiastic response from players in its public testing, with pre-sales accelerating even further ahead of its release in the fourth quarter. Franchise engagement is the highest in a decade at this point ahead of an expansion.
•	Hearthstone®’s Ashes of OutlandTM expansion launched alongside a new hero class, as the expanded team continued to accelerate the pace of innovative content in the franchise.
•	Overwatch® engagement grew year-over-year, including among returning players.

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Activision Blizzard Announces Q2 2020 Financial Results

King

•	King had 271 million MAUsD in the second quarter.
•	King delivered strong increases in reach and engagement amidst shelter-at-home conditions at the start of the quarter. While these tailwinds moderated in the second half of the quarter, MAUsD remained higher year-over-year, driven by the Candy CrushTM franchise.
•	Candy Crush franchise MAUsD grew by a double-digit percentage year-over-year. Payer conversion grew year-over-year and Candy Crush was once again the top-grossing franchise in the U.S. mobile app stores.[1]
•	King announced it will be bringing Activision’s beloved CrashTM franchise to the mobile platform with Crash Bandicoot: On the Run!TM, an ambitious new take on the runner category with deep social and resource management elements.
•	Advertising net bookingsB grew strongly year-over-year, accelerating through the quarter even against the backdrop of ongoing headwinds in the digital advertising sector.

Company Outlook

Our business continues to experience strong momentum, even as tailwinds from shelter-in-place moderate in certain parts of the world. In the second half of the year, we expect to launch major new content into key franchises with meaningfully larger audiences than we have seen previously, creating the opportunity for strong financial performance. The full extent of the impact of the COVID-19 pandemic on our business, operations, and financial results will depend on numerous evolving factors that we are not able to fully predict at this time, and we remain mindful of risks and uncertainties related to global economic weakness, rising unemployment, pressures on the retail channel, pricing and other potential factors. We continue to believe we are being prudent in our guidance to account for these risks, and see the potential for overperformance if these risks do not materialize. Overall, even with this backdrop, we are raising our outlook for net revenues, net bookings and EPS for the year, more than passing through the Q2 outperformance.

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA
CY 2020
Net Revenues	$7,275	$7,275	$350
EPS	$2.46	$2.87	$0.18
Fully Diluted Shares	780	780

Q3 2020
Net Revenues	$1,800	$1,800	$(150)
EPS	$0.64	$0.75	$(0.15)
Fully Diluted Shares	780	780

Net bookingsB are expected to be $7.625 billion for 2020 and $1.650 billion for the third quarter of 2020.

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Activision Blizzard Announces Q2 2020 Financial Results

Capital Allocation

The company paid a cash dividend of $0.41 per common share, up 11% year-over-year, on May 6, 2020 to shareholders of record at the close of business on April 15, 2020. Cash payments totaled $316 million.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended June 30, 2020 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-777-2509 in the U.S. We encourage participants to pre-register for the conference call using the following link http://dpregister.com/10145881. A replay of the call will also be available after the call's conclusion and archived for one year at https://investor.activision.com/events.cfm.

About Activision Blizzard

Activision Blizzard, Inc. connects and engages the world through epic entertainment. A member of the Fortune 500 and S&P 500, Activision Blizzard is a leading interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Spyro®, and Crash Bandicoot™, Blizzard Entertainment's World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King's Candy Crush™, Bubble Witch™, and Farm Heroes™. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company's website, www.activisionblizzard.com.

1 Based on App Annie Intelligence.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

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Activision Blizzard Announces Q2 2020 Financial Results

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

D Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•	expenses related to share-based compensation;
•	the amortization of intangibles from purchase price accounting;
•	fees and other expenses related to acquisitions, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;
•	restructuring and related charges;
•	other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;
•	the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and
•	significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

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Activision Blizzard Announces Q2 2020 Financial Results

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow, or other financial items; (2) statements of our plans and objectives, including those related to releases of products or services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. Activision Blizzard, Inc. generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “aims,” “believes,” “may,” “might,” “expects,” “intends,” “seeks,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar words and expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

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Activision Blizzard Announces Q2 2020 Financial Results

We caution that a number of important factors, many of which are beyond our control, could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the ongoing global impact of a novel strain of coronavirus which emerged in December 2019 (“COVID-19”) (including, without limitation, the potential for significant short- and long-term global unemployment and economic weakness and a resulting impact on global discretionary spending; potential strain on the retailers and distributors who sell our physical product to customers; effects on our ability to release our content in a timely manner; the impact of large-scale intervention by the Federal Reserve and other central banks around the world, including the impact on interest rates; and volatility in foreign exchange rates); our ability to consistently deliver popular, high-quality titles in a timely manner, which has been made more difficult as a result of the COVID-19 pandemic; concentration of revenue among a small number of franchises; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; our ability to attract, retain and motivate skilled personnel; rapid changes in technology and industry standards; competition, including from other forms of entertainment; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; substantial influence of third-party platform providers over our products and costs; risks associated with transitions to next-generation consoles; success and availability of video game consoles manufactured by third parties; risks associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; our ability to realize the expected financial and operational benefits of, and effectively implement and manage, our previously-announced restructuring actions; our ability to quickly adjust our cost structure in response to sudden changes in demand; risks and costs associated with legal proceedings; intellectual property claims; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; our ability to sell products at assumed pricing levels; reliance on external developers for development of some of our software products; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the seasonality in the sale of our products; counterparty risks relating to customers, licensees, licensors, and manufacturers, which have been magnified as a result of the COVID-19 pandemic; risks associated with our use of open source software; piracy and unauthorized copying of our products; insolvency or business failure of any of our partners, which has been magnified as a result of the COVID-19 pandemic; risks and uncertainties of conducting business outside the United States; increasing regulation of our business, products, and distribution in key territories; compliance with continually evolving laws and regulations concerning data privacy; reliance on servers and networks to operate our games and our proprietary online gaming service; potential data breaches and other cybersecurity risks; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q ended June 30, 2020.

The forward-looking statements contained herein are based on information available to Activision Blizzard, Inc. as of the date of this filing and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

7

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenues
Product sales	$533	$359	$1,076	$1,015
Subscription, licensing, and other revenues[1]	1,399	1,037	2,643	2,205
Total net revenues	1,932	1,396	3,719	3,220

Costs and expenses
Cost of revenues—product sales:
Product costs	137	99	255	251
Software royalties, amortization, and intellectual property licenses	33	51	115	162
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	271	230	529	469
Software royalties, amortization, and intellectual property licenses	28	53	74	114
Product development	291	244	528	492
Sales and marketing	242	191	485	397
General and administrative	175	170	343	350
Restructuring and related costs	6	22	29	79
Total costs and expenses	1,183	1,060	2,358	2,314

Operating income	749	336	1,361	906
Interest and other expense (income), net	22	(34)	30	(31)
Income before income tax expense	727	370	1,331	937

Income tax expense	147	42	247	163

Net income	$580	$328	$1,084	$774

Basic earnings per common share	$0.75	$0.43	$1.41	$1.01
Weighted average common shares outstanding	771	766	770	765

Diluted earnings per common share	$0.75	$0.43	$1.40	$1.01
Weighted average common shares outstanding assuming dilution	776	770	775	770

[1]	Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$6,338	$5,794
Accounts receivable, net	614	848
Software development	331	322
Other current assets	436	328
Total current assets	7,719	7,292
Software development	134	54
Property and equipment, net	222	253
Deferred income taxes, net	1,221	1,293
Other assets	677	658
Intangible assets, net	484	531
Goodwill	9,763	9,764
Total assets	$20,220	$19,845

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$177	$292
Deferred revenues	1,222	1,375
Accrued expenses and other liabilities	1,158	1,248
Total current liabilities	2,557	2,915
Long-term debt, net	2,676	2,675
Deferred income taxes, net	436	505
Other liabilities	869	945
Total liabilities	6,538	7,040

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	11,300	11,174
Treasury stock	(5,563)	(5,563)
Retained earnings	8,579	7,813
Accumulated other comprehensive loss	(634)	(619)
Total shareholders’ equity	13,682	12,805
Total liabilities and shareholders’ equity	$20,220	$19,845

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	Year over Year % Increase (Decrease)
Cash Flow Data
Operating Cash Flow	$154	$309	$918	$148	$768	399%
Capital Expenditures	27	34	37	19	13	(52)
Non-GAAP Free Cash Flow[1]	127	275	881	129	755	494

Operating Cash Flow - TTM[2]	1,856	1,912	1,831	1,529	2,143	15%
Capital Expenditures - TTM[2]	115	113	116	117	103	(10)
Non-GAAP Free Cash Flow - TTM[2]	$1,741	$1,799	$1,715	$1,412	$2,040	17

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months. Operating Cash Flow for the three months ended September 30, 2018, three months ended December 31, 2018, and three months ended March 31, 2019 were $253 million, $999 million, and $450 million, respectively. Capital Expenditures for the three months ended September 30, 2018, three months ended December 31, 2018, and three months ended March 31, 2019 were $36 million, $34 million, and $18 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2020	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,932	$137	$33	$271	$28	$291	$242	$175	$6	$1,183
Share-based compensation[1]	—	—	(1)	—	—	(11)	(6)	(24)	—	(42)
Amortization of intangible assets[2]	—	—	—	—	(12)	—	—	(2)	—	(14)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(6)	(6)
Non-GAAP Measurement	$1,932	$137	$32	$271	$16	$280	$236	$149	$—	$1,121

Net effect of deferred revenues and related cost of revenues[4]	$146	$(19)	$(15)	$16	$12	$—	$—	$—	$—	$(6)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$749	$580	$0.75	$0.75
Share-based compensation[1]	42	42	0.05	0.05
Amortization of intangible assets[2]	14	14	0.02	0.02
Restructuring and related costs[3]	6	6	0.01	0.01
Income tax impacts from items above[5]	—	(11)	(0.01)	(0.01)
Non-GAAP Measurement	$811	$631	$0.82	$0.81

Net effect of deferred revenues and related cost of revenues[4]	$152	$125	$0.16	$0.16

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Six Months Ended June 30, 2020	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$3,719	$255	$115	$529	$74	$528	$485	$343	$29	$2,358
Share-based compensation[1]	—	—	(6)	(1)	—	(18)	(12)	(48)	—	(85)
Amortization of intangible assets[2]	—	—	—	—	(43)	—	—	(4)	—	(47)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(29)	(29)
Non-GAAP Measurement	$3,719	$255	$109	$528	$31	$510	$473	$291	$—	$2,197

Net effect of deferred revenues and related cost of revenues[4]	$(119)	$(57)	$(67)	$13	$11	$—	$—	$—	$—	$(100)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,361	$1,084	$1.41	$1.40
Share-based compensation[1]	85	85	0.11	0.11
Amortization of intangible assets[2]	47	47	0.06	0.06
Restructuring and related costs[3]	29	29	0.04	0.04
Income tax impacts from items above[5]	—	(23)	(0.03)	(0.03)
Non-GAAP Measurement	$1,522	$1,222	$1.59	$1.58

Net effect of deferred revenues and related cost of revenues[4]	$(19)	$(17)	$(0.02)	$(0.02)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,396	$99	$51	$230	$53	$244	$191	$170	$22	$1,060
Share-based compensation[1]	—	—	(4)	—	—	(16)	(3)	(15)	—	(38)
Amortization of intangible assets[2]	—	—	—	—	(46)	—	—	(1)	—	(47)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(22)	(22)
Non-GAAP Measurement	$1,396	$99	$47	$230	$7	$228	$188	$154	$—	$953

Net effect of deferred revenues and related cost of revenues[4]	$(189)	$(20)	$(34)	$1	$(1)	$—	$—	$—	$—	$(54)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$336	$328	$0.43	$0.43
Share-based compensation[1]	38	38	0.05	0.05
Amortization of intangible assets[2]	47	47	0.06	0.06
Restructuring and related costs[3]	22	22	0.03	0.03
Income tax impacts from items above[5]	—	(18)	(0.02)	(0.02)
Discrete tax-related items[6]	—	(8)	(0.01)	(0.01)
Non-GAAP Measurement	$443	$409	$0.53	$0.53

Net effect of deferred revenues and related cost of revenues[4]	$(135)	$(115)	$(0.15)	$(0.15)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[6]	Reflects the impact of significant discrete tax-related items, including amounts related to the changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Six Months Ended June 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$3,220	$251	$162	$469	$114	$492	$397	$350	$79	$2,314
Share-based compensation[1]	—	—	(14)	(1)	(1)	(36)	(5)	(43)	—	(100)
Amortization of intangible assets[2]	—	—	—	—	(99)	—	—	(3)	—	(102)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(79)	(79)
Non-GAAP Measurement	$3,220	$251	$148	$468	$14	$456	$392	$304	$—	$2,033

Net effect of deferred revenues and related cost of revenues[4]	$(755)	$(73)	$(100)	$(4)	$(2)	$—	$—	$—	$—	$(179)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$906	$774	$1.01	$1.01
Share-based compensation[1]	100	100	0.13	0.13
Amortization of intangible assets[2]	102	102	0.13	0.13
Restructuring and related costs[3]	79	79	0.10	0.10
Income tax impacts from items above[5]	—	(36)	(0.05)	(0.05)
Discrete tax-related items[6]	—	(8)	(0.01)	(0.01)
Non-GAAP Measurement	$1,187	$1,011	$1.32	$1.31

Net effect of deferred revenues and related cost of revenues[4]	$(576)	$(475)	$(0.62)	$(0.61)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[6]	Reflects the impact of significant discrete tax-related items, including amounts related to the changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

(Amounts in millions)

Three Months Ended:	June 30, 2020				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$993	$433	$553	$1,979	$725	$52	$54	$831
Intersegment net revenues[1]	—	28	—	28	—	25	—	25
Segment net revenues	$993	$461	$553	$2,007	$725	$77	$54	$856

Segment operating income	$559	$203	$212	$974	$504	$128	$41	$673

Operating Margin				48.5%

	June 30, 2019
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$268	$381	$499	$1,148
Intersegment net revenues[1]	—	3	—	3
Segment net revenues	$268	$384	$499	$1,151

Segment operating income	$55	$75	$171	$301

Operating Margin				26.2%

Six Months Ended:	June 30, 2020				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,512	$870	$1,051	$3,433	$927	$150	$23	$1,100
Intersegment net revenues[1]	—	44	—	44	—	36	—	36
Segment net revenues	$1,512	$914	$1,051	$3,477	$927	$186	$23	$1,136

Segment operating income	$743	$400	$367	$1,510	$615	$270	$18	$903

Operating Margin				43.4%

	June 30, 2019
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$585	$720	$1,028	$2,333
Intersegment net revenues[1]	—	8	—	8
Segment net revenues	$585	$728	$1,028	$2,341

Segment operating income	$128	$130	$349	$607

Operating Margin				25.9%

[1]	Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

(Amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation to consolidated net revenues:
Segment net revenues	$2,007	$1,151	$3,477	$2,341
Revenues from non-reportable segments[1]	99	59	167	132
Net effect from recognition (deferral) of deferred net revenues[2]	(146)	189	119	755
Elimination of intersegment revenues[3]	(28)	(3)	(44)	(8)
Consolidated net revenues	$1,932	$1,396	$3,719	$3,220

Reconciliation to consolidated income before income tax expense:
Segment operating income	$974	$301	$1,510	$607
Operating income (loss) from non-reportable segments[1]	(11)	7	(7)	4
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	(152)	135	19	576
Share-based compensation expense	(42)	(38)	(85)	(100)
Amortization of intangible assets	(14)	(47)	(47)	(102)
Restructuring and related costs[4]	(6)	(22)	(29)	(79)
Consolidated operating income	749	336	1,361	906
Interest and other expense (income), net	22	(34)	30	(31)
Consolidated income before income tax expense	$727	$370	$1,331	$937

[1]	Includes other income and expenses from operating segments managed outside the reportable segments, including our distribution business. Also includes unallocated corporate income and expenses.
[2]	Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.
[3]	Intersegment revenues reflect licensing and service fees charged between segments.
[4]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

(Amounts in millions)

	Three Months Ended
	June 30, 2020		June 30, 2019
	Amount	% of Total[1]	Amount	% of Total[1]	$ Increase (Decrease)	% Increase (Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,591	82%	$1,086	78%	$505	47%
Retail channels	168	9	193	14	(25)	(13)
Other[3]	173	9	117	8	56	48
Total consolidated net revenues	$1,932	100%	$1,396	100%	$536	38

Change in deferred revenues[4]
Digital online channels[2]	$230		$(76)
Retail channels	(82)		(112)
Other[3]	(2)		(1)
Total changes in deferred revenues	$146		$(189)

	Six Months Ended
	June 30, 2020		June 30, 2019
	Amount	% of Total[1]	Amount	% of Total[1]	$ Increase (Decrease)	% Increase (Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$3,030	81%	$2,479	77%	$551	22%
Retail channels	390	10	505	16	(115)	(23)
Other[3]	299	8	236	7	63	27
Total consolidated net revenues	$3,719	100%	$3,220	100%	$499	15

Change in deferred revenues[4]
Digital online channels[2]	$146		$(404)
Retail channels	(255)		(344)
Other[3]	(10)		(7)
Total changes in deferred revenues	$(119)		$(755)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.
[3]	Net revenues from Other include revenues from our distribution business, the Overwatch League, and the Call of Duty League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

(Amounts in millions)

	Three Months Ended
	June 30, 2020		June 30, 2019		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Platform
Console	$655	34%	$407	29%	$248	61%
PC	482	25	361	26	121	34
Mobile and ancillary[2]	622	32	511	37	111	22
Other[3]	173	9	117	8	56	48
Total consolidated net revenues	$1,932	100%	$1,396	100%	$536	38

Change in deferred revenues[4]
Console	$58		$(146)
PC	37		(50)
Mobile and ancillary[2]	53		8
Other[3]	(2)		(1)
Total changes in deferred revenues	$146		$(189)

	Six Months Ended
	June 30, 2020		June 30, 2019		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Platform
Console	$1,249	34%	$1,083	34%	$166	15%
PC	981	26	855	27	126	15
Mobile and ancillary[2]	1,190	32	1,046	32	144	14
Other[3]	299	8	236	7	63	27
Total consolidated net revenues	$3,719	100%	$3,220	100%	$499	15

Change in deferred revenues[4]
Console	$(172)		$(544)
PC	17		(196)
Mobile and ancillary[2]	46		(8)
Other[3]	(10)		(7)
Total changes in deferred revenues	$(119)		$(755)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.
[3]	Net revenues from Other include revenues from our distribution business, the Overwatch League, and the Call of Duty League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

(Amounts in millions)

	Three Months Ended
	June 30, 2020		June 30, 2019		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Geographic Region
Americas	$1,112	58%	$764	55%	$348	46%
EMEA[2]	615	32	459	33	156	34
Asia Pacific	205	11	173	12	32	18
Total consolidated net revenues	$1,932	100%	$1,396	100%	$536	38

Change in deferred revenues[3]
Americas	$124		$(120)
EMEA[2]	16		(58)
Asia Pacific	6		(11)
Total changes in deferred revenues	$146		$(189)

	Six Months Ended
	June 30, 2020		June 30, 2019		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Geographic Region
Americas	$2,060	55%	$1,751	54%	$309	18%
EMEA[2]	1,181	32	1,073	33	108	10
Asia Pacific	478	13	396	12	82	21
Total consolidated net revenues	$3,719	100%	$3,220	100%	$499	15

Change in deferred revenues[3]
Americas	$(19)		$(437)
EMEA[2]	(85)		(259)
Asia Pacific	(15)		(59)
Total changes in deferred revenues	$(119)		$(755)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

(Amounts in millions)

					Trailing Twelve Months Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	June 30, 2020

GAAP Net Income	$204	$525	$505	$580	$1,814
Interest and other expense (income), net	(2)	7	8	22	35
Provision for income taxes[1]	45	(78)	99	147	213
Depreciation and amortization	80	81	62	43	266
EBITDA	327	535	674	792	2,328

Share-based compensation expense[2]	27	39	43	42	151
Restructuring and related costs[3]	28	30	23	6	87
Discrete tax-related items[4]	—	17	—	—	17
Adjusted EBITDA	$382	$621	$740	$840	$2,583

Change in deferred net revenues and related cost of revenues[5]	$(53)	$577	$(171)	$152	$505

[1]	Provision for income taxes for the three months ended December 31, 2019 also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.
[2]	Includes expenses related to share-based compensation.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the impact of other unusual or unique tax-related items and activities.
[5]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.

Trailing twelve months are presented as calculated. Therefore, the sum of the quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	September 30, 2020	December 31, 2020

Net Revenues[1]	$1,800	$7,275
Change in deferred revenues[2]	$(150)	$350

Earnings Per Diluted Share (GAAP)	$0.64	$2.46
Excluding the impact of:
Share-based compensation[3]	0.08	0.30
Amortization of intangible assets[4]	0.02	0.10
Restructuring and related costs[5]	0.03	0.07
Income tax impacts from items above[6]	(0.02)	(0.06)
Earnings Per Diluted Share (Non-GAAP)	$0.75	$2.87

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[7]	$(0.15)	$0.18

[1]	Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.
[2]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.
[3]	Reflects expenses related to share-based compensation.
[4]	Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the acquisition of King.
[5]	Reflects our restructuring initiatives, primarily severance, facilities, and other restructuring-related costs we expect to incur as we continue to execute against our previously disclosed restructuring plan.
[6]	Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.
[7]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING METRICS

(Amounts in millions)

Net Bookings1

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Increase (Decrease)	% Increase (Decrease)	2020	2019	$ Increase (Decrease)	% Increase (Decrease)
Net bookings[1]	$2,078	$1,207	$871	72%	$3,600	$2,465	$1,135	46%
In-game net bookings[2]	1,374	778	596	77	2,329	1,573	756	48

1 We monitor net bookings as a key operating metric in evaluating the performance of our business as it enables an analysis of performance based on the timing of actual transactions with our customers, along with providing a more timely indication of trends in our operating results. Net bookings is the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

2 In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

Monthly Active Users3

	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Activision	37	36	128	102	125
Blizzard	32	33	32	32	32
King	258	247	249	273	271
Total MAUs	327	316	409	407	428

3 We monitor our average monthly active users (“MAUs”) as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.